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                      SECURITIES RESOLUTION ADVISORS, INC.
                       (FORMERLY ROSE INTERNATIONAL LTD.)
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                  EXHIBIT (2-C)
                          YEAR ENDED DECEMBER 31, 1997

                                                                                                        Pro Forma
                                                                                      Pro Forma       Statement of
                                                       Rose            Accord        Adjustments       Operations
                                                   ------------     ------------     ------------     ------------
Revenues                                           $         --     $    112,638                      $    112,638
Direct costs                                                              33,792                            33,792
                                                   ------------     ------------     ------------     ------------
  Gross profit                                                            78,846                            78,846
Selling general and administrative expense                2,716           75,917                            78,633
                                                   ------------     ------------     ------------     ------------
  Operating income                                       (2,716)           2,929                               213
Other income (expense):
 Interest income                                             48                                                 48
 Realized gain (loss) on sale of assets                  (4,560)                                            (4,560)
Unrealized loss on marketable equity securities          (2,053)                                            (2,053)
Interest expense
                                                   ------------     ------------     ------------     ------------
                                                         (6,565)                                            (6,565)
                                                   ------------     ------------     ------------     ------------
Income (loss) before income taxes                        (9,281)           2,929                            (6,352)
Income taxes                                                                 439  A          (439)
                                                   ------------     ------------     ------------     ------------
  Net income (loss)                                      (9,281)           2,490              439           (6,352)
                                                   ============     ============     ============     ============
Weighted average common shares                        6,525,000                         8,000,000       14,525,000
                                                   ============                      ============     ============

                                                   ------------                                       ------------
Earnings (loss) per common share                   $     (0.001)                                      $     (0.000)
                                                   ============                                       ============
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(A)  Eliminate current income taxes